UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022
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ROCKY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 East Canal Street, Nelsonville, Ohio 45764
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:          (740) 753-1951

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class	Trading symbol	Name of exchange on which registered
Common Stock – No Par Value	RCKY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures in Item 2.03 below relating to the execution of the Financing Agreements (as defined below) are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on March 15, 2021, Rocky Brands, Inc. and its material subsidiaries (the “Company”) entered into (i) an ABL Loan and Security Agreement (the “ABL Loan Agreement”) with Bank of America, N.A. as Agent, Sole Lead Arranger and Sole Bookrunner and the other lenders from time to time party thereto, and (ii) a Loan and Security Agreement (the “Term Loan Agreement”) with TCW Asset Management Company LLC (as Agent for certain term loan lenders, “TCW”). The ABL Loan Agreement and the Term Loan Agreement, each as amended, are referred to as the “Financing Agreements.” All capitalized terms not otherwise defined herein are defined in the respective Financing Agreements.

On December 10, 2021, the Company entered into a First Amendment to the ABL Loan Agreement resulting in an increase in the revolving credit facility by $25,000,000 to $175,000,000 for the period from December 10, 2021 to June 10, 2022, which thereafter would have reduced to $165,000,000. On June 8, 2022, the Company entered into a Second Amendment to the ABL Loan Agreement (the “ABL Amendment”), resulting in an increase in the revolving credit facility by $25,000,000 to $200,000,000 for the period beginning on the date of the ABL Amendment through and including December 31, 2022, which thereafter will be reduced to $175,000,000. After the increase and subsequent decrease, the Company’s uncommitted accordion will be in the amount of $25,000,000.

In addition, on December 10, 2021, the Company and TCW entered into a First Amendment to the Term Loan Agreement, among other things, to consent to the increase and decrease in the revolving credit facility as described above, amend reporting requirements, and adjust the performance pricing grid for the period beginning December 10, 2021 through and including June 10, 2022. Similarly, on June 8, 2022, the Company entered in a Second Amendment to the Term Loan Agreement (“Term Loan Amendment”), among other things, to consent to the increase and decrease in the revolving credit facility as described above, and adjust certain pricing and prepayment terms.

The Term Loan Amendment provides that the maximum total leverage ratio will be 4.00:1.00 for the quarter ended June 30, 2022, and both the ABL Amendment and the Term Loan Amendment also provide certain EBITDA adjustments with respect to their applicable financial covenants.

The foregoing descriptions of the ABL Amendment and the Term Loan Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the ABL Amendment and the Term Loan Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, attached hereto.

Item 2.05 Costs Associated with Exit or Disposal Activities

On June 7, 2022, the Company announced the completion of a cost savings review aimed at better positioning the Company for profitable growth. Following the integration of the lifestyle footwear business acquired from Honeywell International Inc. in March 2021, the Company identified a number of operational synergies and cost saving opportunities. As the result of this process, the Company has approved and implemented a plan, effective June 6, 2022, to close its Boston office acquired via the transaction and will reduce non-manufacturing headcount related to the acquired brands by approximately 13% (the “Cost Savings Plan”). As part of the Cost Savings Plan, all other remaining employees at the Boston office will either relocate to the Company’s headquarters in Nelsonville, Ohio or transition to remote work. These actions are expected to result in approximately $3.0 - $4.0 million in annualized savings. The Company expects to record a one-time severance charge of approximately $1.0 million in the second quarter of 2022 associated with the reduction in force. The actual costs associated with the plan and reduction in force may differ from our current expectations and estimates, and such differences may be material.

Item 7.01 Regulation FD Disclosure

On June 7, 2022, the Company issued a press release announcing the Cost Savings Plan. The full text of the press release is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein. The information in this Item 7.01 and in Exhibit 99 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1*	Second Amendment to ABL Loan and Security Agreement, dated June 8, 2022, between the Company, Bank of America, N.A. and the other lenders party thereto.
Exhibit 10.2*	Second Amendment to Term Loan and Security Agreement, dated June 8, 2022, between the Company, TCW Asset Management Company LLC and the other lenders party thereto.
Exhibit 99	Press Release, dated June 7, 2022, entitled “Rocky Brands, Inc. Announces Completion of Cost Savings Review.”
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules or exhibits upon request of the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2022

Rocky Brands, Inc.

/s/ Thomas D. Robertson
Thomas D. Robertson
Executive Vice President, Chief Financial Officer, and Treasurer